LICENSE AGREEMENT DATED SEPTEMBER 24, 1998 BETWEEN
          THE COMPANY AND TRIANGLE RESEARCH AND DEVELOPMENT CORPORATION


                   [INFORMATION PLACED IN BRACKETS [] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                     TREATMENT REQUEST PURSUANT TO RULE 406
                AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

                                    AGREEMENT


     AGREEMENT (this "Agreement"), dated September 24, 1998, by and among Frisby Technologies, Inc., a Delaware corporation ("Frisby"), Triangle Research and Development Corporation, a North Carolina corporation ("TRDC"), Delta Thermal Systems, Inc., a North Carolina corporation ("Delta"), and Dr. David Colvin, an individual ("Dr. Colvin").

     A. Frisby has agreed to grant to TRDC an option to acquire up to [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] shares of common stock of Frisby in accordance with the terms of the option agreement attached hereto as Exhibit A (the "Option Agreement").

     B. Frisby and TRDC have agreed to amend that certain Exclusive License Agreement between TRDC and Frisby dated as of May 1, 1995 (the "License Agreement"), in accordance with the terms of the amendment to the License Agreement attached hereto as Exhibit B (the "License Agreement Amendment").

     C. TRDC has agreed to assign to Frisby its rights under that certain License Agreement between TRDC and Outlast Technologies, Inc., formerly known as Gateway Technologies, Inc. ("Outlast"), dated January 21, 1991 (the "Outlast Agreement"), in accordance with the terms of the assignment agreement attached hereto as Exhibit C (the "Outlast Assignment Agreement").

     D. The parties wish to set forth their understandings and agreements relating to the foregoing and the other transactions relating thereto.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Outlast. (a) Simultaneously with the execution and delivery of this Agreement, Frisby and TRDC will enter into the Outlast Assignment Agreement which provides for TRDC's assignment of its rights under the Outlast Agreement to Frisby.

     (b) From and after the date hereof, Frisby shall pay to TRDC the following percentages of all "Outlast Fees" received by Frisby from Outlast in respect of each of the following calendar years:

          Calendar Year                      Percentage of Outlast Fees

     [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

     For purpose of this Paragraph 1(b), "Outlast Fees" mean (i) all annual payments made by Outlast to Frisby pursuant to Section 4.8 of the Outlast Agreement and (ii) all other payments made by Outlast to Frisby pursuant to Articles VI or XIII of the Outlast Agreement, in each case reduced by the amount of any set-offs against such payments which Outlast makes in accordance with
Article XIII of the Outlast Agreement or otherwise thereunder.

     (c) In the event Frisby conducts an audit of Outlast records for periods prior to 1998 and, as a result of such audit, receives any payment of additional Outlast Fees which relate to such periods Frisby shall pay over to TRDC one hundred percent (100%) of such Outlast Fees less the cost of such audit, including legal fees, if any, incurred by Frisby in conducting such audit for such periods.

     (d) Frisby shall pay to TRDC all applicable percentages of the "Outlast Fees" in respect of each calendar year noted above for which such Outlast Fees are due not later than 30 days following receipt thereof from Outlast.

     (e) In the event that TRDC receives directly from Outlast any Outlast Fees TRDC shall promptly pay over such Outlast Fees to Frisby.

     (f) Without the prior written consent of Frisby, which consent may be withheld by Frisby in its sole discretion, neither TRDC nor Delta shall transfer, sell or assign its rights to the Licensed Technology (as such term is defined in the Outlast Agreement) to any party other than a Permitted Assignee. For purposes of this Agreement, a Permitted Assignee means (i) any of the current shareholders of TRDC or Delta and their respective heirs at law and devisees or (ii) any corporation, partnership or limited liability company controlled by or under common control with TRDC. As a condition to any assignment to a Permitted Assignee, such Permitted Assignee shall execute and deliver to Frisby an instrument reasonably satisfactory to Frisby pursuant to which such Permitted Assignee shall agree to be bound by all of the terms of this Agreement, including the restrictions on transfer set forth herein. Any attempt to assign or transfer the Licensed Technology (or any part thereof) not in compliance with this Paragraph 1(e) will be null and void and of no effect.

     (g) TRDC and Delta covenant to Frisby that from and after the date hereof they will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time at the request of Frisby and without further consideration (other than the reimbursement of any direct costs incurred by TRDC or Delta), all such further instruments and take all such further action as may be reasonably necessary or appropriate to enable Frisby to assert its rights under the Outlast Agreement, including without limitation, in connection with (i) any legal proceedings commenced against any third party infringers of the Licensed Technology, and (ii) any termination of the Outlast Agreement by Frisby. Without limiting the foregoing, TRDC and Delta hereby appoint Frisby their attorney-in-fact, with full power of substitution and resubstitution, to execute and deliver in TRDC's and/or Delta's name any instrument that Frisby deems necessary or advisable in order to further effect the assignment of TRDC's rights under the Outlast Agreement to Frisby and to enforce such rights against Outlast or any third party. The power of attorney granted under this Paragraph 1(f) is coupled with an interest and is irrevocable and will survive the merger, consolidation, dissolution, liquidation or bankruptcy of TRDC or Delta.

     (h)  TRDC   represents  and  warrants  to  Frisby  that  (i)  each  of  its representations and warranties of TRDC contained in the Outlast Agreement, including without limitation, those set forth in Section 11.1 thereof, are true and correct on the date hereof with the same force and effect as if made on and as of the date hereof, (ii) the Outlast Agreement is in full force and effect, has not been amended or modified, that TRDC has performed all of its obligations required to be performed by it thereunder, and TRDC is not (with or without the lapse of time or the giving of notice of both) in breach or default thereunder,
(iii) it has no other agreements or understandings with Outlast relating to the subject matter of the Outlast Agreement other than the Outlast Agreement and the Agreement for Research and Development of Microencapsulated Phase Change Fibers and Fabrics dated January 22, 1991 between TRDC and Outlast and the related letter dated May 3, 1995 between TRDC and Outlast, and it has not assigned, or subjected any of its rights or interests in the Outlast Agreement to any lien, encumbrance or security interest, and (iv) Outlast has not asserted or, to the best of TRDC's knowledge, threatened to assert any claims against TRDC, including, without limitation, any claims under the Outlast Agreement or with respect to the subject matter thereof.

     (i) Frisby shall indemnify and hold TRDC and its directors and officers harmless from and against (i) any claims asserted by Outlast arising out of any breach by Frisby of its assumed obligations under the Outlast Agreement, (ii) any claim asserted by Outlast that the assignment of the Outlast Agreement to Frisby constitutes a breach of the Outlast Agreement, and (iii) any other claims asserted by Outlast against TRDC relating to events occurring prior to the date hereof. Notwithstanding the foregoing, Frisby shall not indemnify and hold TRDC harmless from and against any claims asserted by Outlast relating to obligations which are personal to the shareholders of TRDC.

     (j) In the event of the termination of the Outlast Agreement in accordance with its terms, each of TRDC and Frisby hereby agree that the Licensed Technology will automatically be deemed to be included in the definition of Technology (as such term is defined in the License Agreement), and that TRDC will have no rights to use or exploit such Licensed Technology (including any further licensing thereof), other than as provided for under the License Agreement, including the right to conduct research and development relating to the Licensed Technology.

     (k) In consideration for the foregoing and the other obligations of TRDC contained in this Agreement, Frisby shall pay to TRDC or its designee(s) [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] The 1998 Cash Payment shall be due and payable upon execution and delivery of this Agreement and receipt by Frisby of payment instructions from TRDC. The 1999 Cash Payment shall be due and payable on or after January 1, 1999 and upon receipt by Frisby of payment instructions from TRDC. Not later than two business days following receipt of such payment instructions, Frisby shall deliver to TRDC the 1998 Cash Payment or the 1999 Cash Payment, as the case may be, in immediately available funds by wire transfer to the account or accounts designated by TRDC in its payment instructions.

     2. Option Agreement. As additional consideration for the assignment of the Outlast Agreement, simultaneously with the execution and delivery of this Agreement, Frisby and TRDC will enter into the Option Agreement which provides for the grant to TRDC of an option to acquire up to [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] shares of common stock of Frisby.

     3. License Agreement Amendment. As additional consideration for the assignment of the Outlast Agreement, simultaneously with the execution and delivery of this Agreement, Frisby and TRDC will enter into the License Agreement Amendment which provides for the amendment of certain provisions of the License Agreement.

     4. Research and Development Funding. Commencing in January 1, 1999 and on each January 1 thereafter through and including January 1, 2001 (the "R&D Funding Years"), Frisby shall provide TRDC with funding to support certain research and development projects of TRDC solely related to microencapsulated phase change materials technology and thermal management ("R&D Projects"), subject to the following conditions and limitations:

     (a) Frisby will provide TRDC with funding for each R&D Project upon review of the budget (which will set forth in detail the terms and conditions of such R&D Project) and payment schedule submitted therewith, which funding will be in the amount of [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] in respect of the calendar year 1999 and [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] per year in respect of each of the calendar years 2000 and 2001.

     (b) TRDC acknowledges that all inventions, developments, proprietary information, patents, improvements, and know how resulting from such R&D Projects will be subject to the terms of the License Agreement to the extent applicable thereto.

     5. Appointment to Advisory Board. Upon the execution and delivery of this Agreement by TRDC, Frisby shall appoint Dr. Colvin to be a member of the Frisby Innovation Advisory Board (the "Advisory Board"), such appointment to be for not less than a two year term. As a member of the Advisory Board, Dr. Colvin will be entitled to receive options to purchase [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] shares of common stock of Frisby for each year he serves on the Advisory Board at a price equal to no less than the fair market value of Frisby's common stock on the date of the granting of such option. The specific terms and conditions of such option shall be set forth in the option agreement, the form of which is attached hereto as Exhibit D. In addition, Frisby will reimburse Dr. Colvin for expenses he incurs in connection with his attendance at Advisory Board meetings in accordance with Frisby's expenses and reimbursement practices and policies.

     6. Representations. (a) Frisby hereby represents and warrants to TRDC as follows: (i) it has all corporate power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder; (ii) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, violate or conflict with any contract, judgment, order, law, rule or regulation applicable to Frisby; and (iii) no consent of, or filing with, any court, governmental authority or other person is required to be obtained or made by Frisby in connection with the execution and delivery of this Agreement or the consummation by Frisby of the transactions contemplated hereby.

     (b) TRDC represents and warrants to Frisby as follows: (i) it has all corporate power and authority, and has taken all action necessary (other than any action which may be necessary under the Outlast Agreement), to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder; (ii) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, violate or conflict with any contract, judgment, order, law, rule or regulation applicable to TRDC; and (iii) no consent of, or filing with, any court, governmental authority or other person is required to be obtained or made by TRDC in connection with the execution and delivery of this Agreement or the consummation by TRDC of the transactions contemplated hereby.

     7. Delta Acknowledgment. Delta hereby acknowledges and confirms to Frisby that, to the extent that any of the transactions contemplated by this Agreement affect any of the rights and/or obligations of Delta, Delta hereby consents to all such transactions and agrees to be bound by all of the terms and conditions set forth herein, including Exhibits A, B and C hereto.

     8. Miscellaneous. (a) All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopier, or three days after being mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

                  If to Frisby:

                  Frisby Technologies, Inc.
                  77 East Main Street, Suite 2000
                  Bay Shore, NY  11706
                  Telecopier: (516) 969-8579
                  Attention:  Chief Executive Officer

                  If to TRDC, Delta or Dr. Colvin:

                  Triangle Research and Development Corporation
                  P.O. Box 12696
                  Research Triangle Park, N.C.  27709
                  Telecopier: (919) 832-5988
                  Attention: President

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts entered into and wholly to be performed therein.

     (c) This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the parties to be charged and bound.

     (d) If any provisions hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement which shall remain in full force and effect, and this Agreement shall, if possible, be construed in all respects which most closely reflects the intent of the parties hereto as if such invalid or unenforceable provision were not contained herein.

     (e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Except as otherwise specifically provided for in this Agreement, no party shall assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that Frisby shall have the right to assign this Agreement to (a) any entity controlling, controlled by or in common control with Frisby or (b) any entity which acquires all or substantially all of the assets or stock of Frisby, provided that Frisby shall remain liable for its obligations herein.

     (f) This agreement (together with the Exhibits hereto) shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

     (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

     (h) Captions and paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                       FRISBY TECHNOLOGIES, INC.



                                    By: /s/Gregory S. Frisby
                                        -------------------------
                                    Name:  Gregory S. Frisby
                                    Title:    Chairman of the Board
                                              and Chief Executive Officer


                                    TRIANGLE RESEARCH AND
                                         DEVELOPMENT CORPORATION

                                     By: /s/David P. Colvin
                                        -------------------------
                                     Name:  David P. Colvin
                                     Title:    President


                                     DELTA THERMAL SYSTEMS, INC.


                                      By: /s/David P. Colvin
                                          ----------------------
                                      Name:  David P. Colvin
                                      Title:    President


                                      /s/Dr. David Colvin
                                      --------------------------
                                      Dr. David Colvin

                                                               Exhibit A


                    OPTION AGREEMENT DATED SEPTEMBER 24, 1998
          BY AND BETWEEN TRIANGLE RESEARCH AND DEVELOPMENT CORPORATION,
                   DELTA THERMAL SYSTEMS, INC. AND THE COMPANY






                   [INFORMATION PLACED IN BRACKETS [] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                OPTION AGREEMENT


     This Option Agreement (this "Agreement") is made and entered into as of September 24, 1998 by and between Triangle Research and Development Corporation, a North Carolina corporation ("TRDC"), Delta Thermal Systems, Inc., a North Carolina corporation ("Delta") and Frisby Technologies, Inc., a Delaware corporation ("Frisby").

                                    RECITALS:

     A. Contemporaneously with the execution and delivery of this Agreement, the parties hereto have entered into an agreement (the "Master Agreement") which, inter alia, sets forth the terms of the assignment to Frisby from TRDC of its rights under the Outlast Agreement (as such term is defined in the Master Agreement).

     B. In connection with the transactions contemplated under the Master Agreement, Frisby desires to grant to TRDC an option to acquire certain shares of common stock, par value $0.001, of Frisby (the "Common Stock").

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I. DEFINITIONS AND CERTAIN INTERPRETIVE MATTERS

     I.1. Defined Terms. In addition to the terms defined elsewhere herein, terms used herein which are not defined herein will have the meanings ascribed to them in the Master Agreement.

     I.2. Certain Interpretive Matters. This Agreement will be interpreted in accordance with the provisions of the Master Agreement.

                                 II. THE OPTION

     II.1. Option Grant. On the terms and subject to the conditions set forth in this Agreement, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Frisby hereby grants to TRDC an option (the "Option") to purchase up to [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] shares of its Common Stock (the "Option Shares") at a price per share equal to [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] (the "Exercise Price").

     II.2. Vesting and Exercise of Option. (a) The Option may be exercised in whole or part (subject to the restrictions set forth in clause (b) below) at any time and from time to time from and after the second anniversary of the date hereof. Notwithstanding the foregoing, this Agreement and the Option shall terminate and expire on the earlier of (i) the fifth anniversary of the date hereof or (ii) the date on which all of the Option Shares are purchased pursuant to exercise of the Option.

     (b) TRDC may exercise the Option by giving Frisby a notice (an "Exercise Notice") which specifies (i) the total number of Option Shares to be purchased, which shall be not less than [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] (ii) the aggregate Exercise Price payable in respect of such Option Shares, and (iii) a date not earlier than 5 business days nor later than 10 business days from the date of receipt of the Exercise Notice for the closing of such purchase (the "Option Closing Date"). The closing of any complete or partial exercise of the Option (the "Option Closing") will take place at the principal executive offices of Frisby.

     (c) The Exercise Price will be payable by delivery by TRDC of a promissory note, in the form of Annex A hereto (the "Note"), in the aggregate principal amount of the Exercise Price for the Option Shares being purchased. As security for repayment of the Note, TRDC will pledge all of its right, title and interest in and to the Option Shares being purchased to Frisby.

     II.3. The Option Closing. Subject to adjustment as contemplated by Section 2.4, at each Option Closing, (a) TRDC shall deliver to Frisby the Note in the aggregate principal amount of the Exercise Price for the Option Shares being purchased and (b) Frisby will deliver to TRDC a certificate or certificates evidencing the Option Shares acquired in connection therewith.

     II.4. Adjustments to Option Shares. (a) In the event of any change in the outstanding equity securities of Frisby by reason of any stock dividend or stock split that would alter the percentage of equity interest in Frisby to be acquired by TRDC hereunder, the number of Option Shares subject to the Option shall be adjusted appropriately so as to provide that upon exercise of the Option, TRDC will acquire the same percentage of equity interest in Frisby as TRDC would have acquired prior to such stock dividend or stock split.

     (b) In the event of any recapitalization, combination, consolidation or merger of Frisby into another entity or other similar transaction in which Frisby is not the surviving entity (a "Disposition Event") while any unexercised Option remains outstanding then, in such a situation, at Frisby's election and upon notice to TRDC prior to the consummation of the Disposition Event, (i) the Option may be canceled as of the effective date of the Disposition Event provided that notice of such cancellation shall have been provided to TRDC, and TRDC shall have the right to exercise the Option in full during a period specified by Frisby preceding the effective date of such Disposition Event, or
(ii) Frisby and all other persons participating in the Disposition Event shall have executed and delivered to TRDC an agreement that provides that TRDC will have the right from and after the occurrence of the Disposition Event, upon exercise of the Option and payment of the Exercise Price in effect immediately prior to such Disposition Event, to purchase, on the same terms and conditions that were available to the other persons, the kind and amount of shares of the Common Stock and other securities, assets and property that TRDC would have been entitled to receive upon or after the happening of any such transaction had TRDC exercised the entire Option immediately prior to such Disposition Event.

                       III. REPRESENTATIONS AND WARRANTIES

         III.1. Representations and Warranties of Frisby. Frisby represents and warrants to TRDC that the Option Shares which are subject to the Option are presently authorized but unissued and such Option Shares will remain reserved and available for issuance upon the timely exercise of the Option. The Option Shares to be purchased upon any complete or partial exercise of the Option will be validly issued upon payment of the Exercise Price and such Option Shares, when so issued upon such exercise, will be duly and validly issued, fully paid and free and clear of all liens, claims and encumbrances other than those imposed by applicable securities laws.

     3.2 Representations and Warranties of TRDC. TRDC represents and warrants to Frisby, by acceptance of the Option, as follows:

     (a) This Option and the right to purchase Common Stock hereunder is personal to TRDC and shall not be transferred to any other person, other than to TRDC's and Delta's existing shareholders and their respective heirs at law and devisees, the immediate family members of Dr. Colvin (spouse and children) and the following persons: Yvonne Bryant, Barbara McKinney, Richard McKinney, David Moody and Jim Mulligan, Benjamin T. Gravely (each, a "TRDC Holder" and together with TRDC and Delta, the "TRDC Holders"); provided, however, that as a condition to any such transfer each such TRDC Holder shall have executed and delivered to Frisby an instrument reasonably satisfactory to Frisby pursuant to which such TRDC Holder shall have agreed to be bound by the terms of this Agreement applicable to TRDC.

     (b) TRDC acknowledges that (i) this Option has been issued in reliance upon an exemption from registration under the Securities and Exchange Act of 1933, as amended (the "Securities Act") and applicable state statutes, (ii) the exercise of the Option and the Option Shares have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) Frisby is under no obligation to register the Option or the Option Shares under the Securities Act or the applicable state securities, and (iv) that any certificate issued upon exercise of the Option representing the Option Shares will bear on its face a legend in substantially the following form restricting the sale of the Option Shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM.

                               IV. TRDC PUT RIGHT

     IV.1. Put Right. (a) At any time from and after the exercise of the Option and purchase by TRDC of all of the Option Shares and prior to the fifth anniversary of the date hereof, TRDC shall have the right to cause Frisby to purchase all of its Option Shares (the "Put Right") at a price equal to the Exercise Price plus [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] (the "Put Price"); provided, however, that the Put Right shall terminate automatically upon the registration of the Option Shares under the Securities Act.

     (b) TRDC may exercise the Put Right by giving Frisby a notice (a "Put Exercise Notice") which specifies (i) TRDC's election to exercise its Put Right with respect to all of the Option Shares then owned by TRDC, and (ii) a date not earlier than 10 business days from the date of receipt of the Put Exercise Notice for the closing of such purchase (the "Put Closing Date"); provided, however, that if, prior to the date of such Put Exercise Notice, the closing price of Frisby's Common Stock on NASDAQ, or any other recognized stock exchange on which it is then publicly traded, is equal to or greater than the Put Price, then the Put Price shall be a price equal to the closing price of Frisby's Common Stock on NASDAQ, or any other recognized stock exchange on which it is then publicly traded, on the last trading date immediately prior to the date of the Put Exercise Notice. The closing of any exercise of the Put Right (the "Put Closing") will take place at the principal executive offices of Frisby.

     IV.2. The Put Closing. At the Put Closing, (a) the Note(s) previously made by TRDC in favor of Frisby shall be canceled and (b) Frisby shall pay to TRDC an amount equal to the aggregate Put Price less an amount equal to the principal amount and all accrued interest on the Note(s), (c) TRDC will deliver to Frisby the certificate or certificates evidencing the Option Shares owned by TRDC, duly endorsed in blank or accompanied by a stock power in form and substance reasonably satisfactory to Frisby, (d) TRDC will be deemed to represent to Frisby that, upon the Put Closing, TRDC will transfer and Frisby will acquire the entire record and beneficial ownership of, and good title to, the Option Shares, free and clear of any and all liens, encumbrances and security interests, and (e) each of the parties will take such additional actions as may be reasonably requested by the other to carry out the intent and purposes hereof.

     IV.3. Assignment of Obligation. Frisby shall have the right to assign all of its rights and obligations with respect to the Put Right to a third party, including any shareholder or affiliate of Frisby; provided, however, that such assignment shall not relieve Frisby of any of its obligations in respect of the Put Right.

     4.4. TRDC Holders' Rights. Any right or action that may be taken at the election of the TRDC Holders shall be taken by a representative of the TRDC Holders (the "TRDC Holder Representative") on behalf of all the TRDC Holders. The initial TRDC Holder Representative shall be Dr. Colvin. Upon the death or permanent disability (or during any period of temporary disability) of Dr. Colvin, the successor TRDC Holder Representative shall be designated by the estate of Dr. Colvin; provided, however, that if no such successor is so designated within 30 calendar days from such death or permanent disability, such successor will be the TRDC Holder holding a majority of the Option Shares (or Option to acquire a majority of such Option Shares) then held by the TRDC Holders. Any change in the TRDC Holder Representative shall become effective upon notice in accordance with Section 5.1 of this Agreement.

                                V. MISCELLANEOUS

     V.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopier, or three days after being mailed by registered or certified mail (return receipt requested), to the parties at the following address (or such other address for a party as shall be specified by like notice):

         (a)  if to Frisby, to:

                  Frisby Technologies, Inc.
                  77 East Main Street

                  Bay Shore, NY  11706
                  Telecopier: (516) 969-8579
                  Attention:  Chief Financial Officer

         (a)  if to TRDC, to:

                  Triangle Research and Development Corporation
                  P.O. Box 12696
                  Research Triangle Park, N.C.  27709
                  Telecopier: (919) 832-5988
                  Attention: President

     V.2. Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of North Carolina applicable to contracts entered into and wholly to be performed therein.

     V.3. Amendments. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the parties to be charged and bound.

     V.4. Severability. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement which shall remain in full force and effect, and this Agreement shall, if possible, be construed in all respects which most closely reflects the intent of the parties hereto as if such invalid or unenforceable provision were not contained herein.

     V.5. Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that, except as otherwise provided in
Section 3.2(a), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     V.6. Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall supersede all prior verbal and written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject.

     V.7.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     V.8. Headings. Captions and paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                            FRISBY TECHNOLOGIES, INC.


                                            By: /s/Gregory s. Frisby
                                                --------------------------
                                            Name:  Gregory S. Frisby
                                            Title:    Chairman of the Board and
                                                     Chief Executive Officer


                                            TRIANGLE RESEARCH AND
                                               DEVELOPMENT CORPORATION


                                            By: /s/David P. Colvin
                                                -------------------------
                                            Name: David P. Colvin
                                            Title:    President


                                            DELTA THERMAL SYSTEMS, INC.


                                            By: /s/David P. Colvin
                                                -------------------------
                                            Name: David P. Colvin
                                            Title:    President

                                                                  EXHIBIT B

                  AMENDMENT AGREEMENT DATED SEPTEMBER 24, 1998
          BY AND BETWEEN TRIANGLE RESEARCH AND DEVELOPMENT CORPORATION
                   DELTA THERMAL SYSTEMS, INC. AND THE COMPANY









                   [INFORMATION PLACED IN BRACKETS [] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                               AMENDMENT AGREEMENT

     Amendment No.1 (this "Amendment Agreement"), dated September 24, 1998, to the Exclusive License Agreement, dated as of May 1, 1995 (the "License Agreement") by and between Triangle Research and Development Corporation, a North Carolina corporation ("TRDC"), Delta Thermal Systems, Inc., a North Carolina corporation ("Delta") and Frisby Technologies, Inc., a Delaware corporation and successor-in-interest to Frisby Technologies, Inc., a North Carolina corporation ("Frisby").

     A. Contemporaneously with the execution and delivery of this Amendment Agreement, the parties have entered into an agreement (the "Master Agreement"), which, inter alia, sets forth the terms of the assignment to Frisby by TRDC of its rights under the Outlast Agreement (as such term is defined in the Master Agreement); each of the parties hereby acknowledges that TRDC has previously transferred ownership of the Technology (as such term is defined in the License Agreement) to Delta.

     B.  In  connection  with  the  transactions   contemplated  by  the  Master
Agreement, TRDC, Delta and Frisby desire to amend the License Agreement as hereinafter set forth.

     NOW THEREFORE, the parties hereby agree as follows:

     1.  Article I of the License  Agreement  is hereby  amended by adding a new section 1.11 which shall read in its entirety as follows:

     "1.11 Selected Agricultural Applications. "Selected Agricultural Applications" means any application of phase change material to agronomic, ornamental, horticultural (with emphasis on fruit crops of all types) and turfgrass crops from crop cultivation through harvest and up to the point of transport and animal husbandry applications (limited solely to biological processes control) wherein the purpose of the PCM is to provide, among other benefits, (a) enhanced pesticide efficacy, (b) enhanced control of biological organisms, (c) microenvironmental regulation, (d) crop sterilization, (e) improved germinations and/or (f) improved crop productivity through (i) freeze protection, (ii) heat protection, (iii) protection from pathogen organism and/or
(iv) improvements of pesticides efficacy. Selected Agricultural Applications specifically exclude those applications wherein the purpose of the PCM is to enhance the survivability or shelf-life of the agricultural product during transport, as exemplified by the case of transporting perishable citrus products in a temperature controlled container or by the case of transporting seeds or seedlings within temperature regulating foam media."

     2.  Article I of the License  Agreement  is hereby  amended by adding a new section 1.12 which shall read in its entirety as follows:


     "1.12 Passive MacroPCM Garments. "Passive MacroPCM Garments" means any article of clothing, excluding footwear, handwear and accessories and, during the first 36 months following the date of this Amendment Agreement, headwear (other than headwear designed exclusively for military use and/or for fire safety personnel), containing compartmentalized packets of MacroPCMs (1 millimeter diameter and above), wherein said MacroPCMs are the only means by which phase change materials are incorporated into the garments."

     3. Article II of the License  Agreement  is hereby  amended by adding a new
Section 2.05 which shall read in its entirety as follows:

     "2.05 Frisby grants to TRDC (a) an exclusive worldwide sublicense to develop and commercialize (including the right to further sublicense to third parties) (i) Selected Agricultural Applications and (ii) Cutting Fluids and systems to circulate same (to the extent covered by U.S. Patent No. 5,141,079), and (b) a non-exclusive worldwide sublicense to develop and commercialize (including the right to further sublicense to third parties) Macro size PCM capsule (having a diameter of one (1) millimeter or greater) applications for Passive MacroPCM Garments (collectively, the "Frisby Licensed Applications"); provided, however, that should TRDC (i) during the 24 month period following the date hereof (or any successive 24 month period thereafter) (A) fail to fund or secure funding for research and development in excess of $100,000 per annum or
(B) fail to secure one or more new grants or contracts from third parties for research and development, or (ii) commercialize the Frisby Licensed Applications within five (5) years of the date of this Amendment, all license rights to the Frisby Licensed Applications shall revert to Frisby."

     4. Section 3.031 of the License Agreement is hereby amended by amending the royalty fee provisions to read as follows:

     ". . . Frisby  agrees to pay TRDC a royalty or fee in  accordance  with the following schedule . . . . [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

     The foregoing new royalty fee rate will be effective as of June 30, 1998."

     Section 3.031 of the License Agreement is hereby further amended by amending the "Exclusion" provision thereof by deleting the phrase "in accordance with Par. 3.032 below" at the end of the first full sentence thereof.

     5. Section 3.032 of the License Agreement is hereby deleted in its entirety.

     6. Section 3.033 of the License Agreement is hereby amended by amending the sublicense fee provisions to read as follows:

     ". . . Frisby agrees to pay TRDC in accordance with the following  schedule
 . . . .

     [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

     The foregoing new sublicense fee rate will be effective as of June 30, 1998."

     7. Article III of the License Agreement is further amended by adding the following new sections 3.037, 3.038, 3.039 and 3.040 which shall read in their entirety as follows:

     "3.037 Purchase of PCMs. In connection with the research and development and commercialization of the Frisby Licensed Applications, TRDC agrees to purchase all of its MicroPCM requirements from Frisby, subject to:

     1. Frisby satisfying TRDC's specification and reasonable delivery requirements for such PCMs, which specification and delivery requirements shall be in writing and of sufficient detail to enable Frisby to comply therewith. If Frisby does not accept a TRDC purchase order within 10 days of receipt, said purchase order will be deemed to have been rejected by Frisby and TRDC shall then be free to purchase the therein specified PCMs from a third party; and

     2. In the event that Frisby is able to satisfy TRDC's specification and elects to supply such MicroPCMs to TRDC, Frisby will provide such MicroPCMs to TRDC at the lowest price it then offered to its other customers for MicroPCM orders of similar quantity, quality and technical specification; provided, however, that if TRDC is quoted a lower bona fide price from a third party supplier for such MicroPCMs, TRDC shall have the right to purchase such MicroPCMs from such third party supplier if Frisby elects not to match such price within 10 days after written receipt of such third parties proposal.

     3.038 TRDC Product Sales. On all sales by TRDC of bulk PCMs, MicroPCMs and End-Use Products incorporating MicroPCMs, which are based on the Frisby Licensed Applications, but excluding therefrom all direct government development contracts related to the Frisby Licensed Applications, TRDC agrees to pay to Frisby a royalty fee of [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] of TRDC's gross sales revenues.

     3.039 Sublicense Payments. On all monies received by TRDC from any sublicensee of the Frisby Licensed Applications, TRDC agrees to pay to Frisby a sublicense fee of [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]


     3.040 Payments to Frisby. All amounts owed by TRDC to Frisby in accordance with this Article III shall be paid to Frisby within thirty days after the end of the calendar quarter during which payments were received by TRDC from sales or revenues described in Sections 3.038 and 3.039. Each payment shall be accompanied by a statement consisting of records sufficient to enable the verification of amounts payable hereunder."

     8. Section 5.04 of the License Agreement is hereby amended by inserting the following language after the first sentence:

     "Notwithstanding the foregoing, without the prior written consent of Frisby, which consent may be withheld by Frisby in its sole discretion, TRDC shall not transfer, sell or assign its rights to the Technology to any party other than a Permitted Assignee. For purposes of this Agreement, a Permitted Assignee means (i) any of the current shareholders of TRDC or Delta and their respective heirs at law and devisees or (ii) any corporation, partnership or limited liability company controlled by or under common control with TRDC. As a condition to any assignment to a Permitted Assignee, such Permitted Assignee shall execute and deliver to Frisby an instrument reasonably satisfactory to Frisby pursuant to which such Permitted Assignee shall agree to be bound by all of the terms of this Agreement, including the restrictions on transfer set forth herein. Any attempt to assign or transfer the Technology (or any part thereof) not in compliance with this Section 5.04 will be null and void and of no effect."

     9. Except as otherwise set forth herein, all other provisions of the License Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.


                                 TRIANGLE RESEARCH AND DEVELOPMENT CORPORATION


                                 By:/s/
                                 Name:
                                 Title:


                                 DELTA THERMAL SYSTEMS, INC.


                                 By:/s/____________________________
                                 Name:
                                 Title:

                                 FRISBY TECHNOLOGIES, INC.



                                 By: /s/___________________________
                                 Name:
                                 Title:

                                                                  EXHIBIT C


                  ASSIGNMENT AGREEMENT DATED SEPTEMBER 24, 1998
                BY AND BETWEEN TRIANGLE RESEARCH AND DEVELOPMENT
                           CORPORATION AND THE COMPANY







                   [INFORMATION PLACED IN BRACKETS [] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                              ASSIGNMENT AGREEMENT

     ASSIGNMENT AGREEMENT (this "Agreement") dated September 24, 1998, by and between Triangle Research and Development Corporation, a North Carolina corporation ("TRDC" or "Assignor"), and Frisby Technologies, Inc., a Delaware corporation ("Frisby" or "Assignee").

     A. Assignor is the licensor of certain "Licensed Technology", as such term is defined in Section 1.1 of that certain license agreement, dated January 22, 1991 (the "License Agreement"), by and between Assignor and Outlast Technologies, Inc. (formerly known as Gateway Technologies, Inc.), a Colorado corporation ("Outlast").

     B. Assignor desires to assign its rights under the License Agreement to Assignee and Assignee desires to acquire the rights of Assignor under the License Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Assignment. In consideration for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts all right(s) Assignor has in, and with respect to, the License Agreement.

     2. Assignee's Obligations. To the extent that it is practical but only to that extent, Assignee agrees to perform obligations under the License Agreement, as follows:

     (a) Assignee shall pay patent annuities under Section 7.2 of the License Agreement only if advised in advance by Assignor that such are due; otherwise Assignor shall retain this obligation, subject to reimbursement by Assignee (which may in turn seek reimbursement from Outlast, as provided in Section 7.2); and

     (b) Assignee shall assume litigation duties and expenses under Section 13.1 and Section 13.3, but Assignor shall, at Assignee's request, join as party and cooperate in prosecution or defense at Assignee's expense using counsel selected by Assignee.

     Assignee does not assume, and Assignor hereby expressly retains, any obligations under the License Agreement that are personal to Assignor or its shareholders. Assignor shall retain whatever ongoing obligations it may have, if any, under the License Agreement or any other agreement or understanding with Outlast, express or implied, to develop Licensed Technology.

     3. Further Assurances. From and after the date hereof, Assignor shall execute and deliver such other documents or instruments and take such further action as may be reasonably requested by Assignee in order to effect the assignment of the License Agreement as contemplated by this Assignment.

     4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     5. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts entered into and wholly to be performed therein.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                TRIANGLE RESEARCH AND DEVELOPMENT CORPORATION



                                By: /s/____________________________
                                Name:
                                Title:


                                FRISBY TECHNOLOGIES, INC.



                                 By: /s/___________________________
                                 Name:
                                 Title:

                                                                   EXHIBIT D



          NON-QUALIFIED STOCK OPTION AGREEMENT DATED SEPTEMBER 24, 1998
               BY AND BETWEEN DR. DAVID P. COLVIN AND THE COMPANY








                   [INFORMATION PLACED IN BRACKETS [] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                     TREATMENT REQUEST PURSUANT TO RULE 406
                AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

                                                       Exhibit D


                            FRISBY TECHNOLOGIES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS  OPTION  AGREEMENT  is  made  and  entered  as of  the  __  day of
September,   1998,  by  and  between  Frisby  Technologies,   Inc.,  a  Delaware
corporation (the "Corporation") and Dr. David P. Colvin (the "Optionee").

     WHEREAS, the Optionee is a member of the Innovation Advisory Board of the Corporation; and

     WHEREAS, the Corporation considers it desirable and in its best interests that Optionee be given an opportunity to acquire a proprietary interest in the Corporation by possessing a non-qualified option to purchase up to [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] of Common Stock of the Corporation, par value $.001 per share (the "Common Stock").

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows: 1. Grant of Option. The Corporation hereby grants to the Optionee the right and option (hereinafter the "Option") to purchase all or any part of an aggregate of [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] of Common Stock (such number being subject to adjustment as hereinafter provided), on the terms and conditions herein set forth and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan.

     The Optionee acknowledges that the Option is not an "incentive option" within the meaning of an "incentive stock option plan" and Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Purchase Price. The purchase price of the Common Stock covered by the Option shall be [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] per share (the "Purchase Price").

         3. Term of the Option. Unless terminated earlier pursuant to Paragraph 9 hereof, the Option shall vest in its entirety on the anniversary of the date hereof. Accordingly, the Option shall be exercisable as to the full amount of the Option commencing one year from the date hereof. The Option granted hereby shall terminate September 23, 2003 unless earlier terminated as provided herein or in the Plan.

         4. Method of Exercising Option. The Option may be exercised in whole or in part at any time (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Corporation, together with the tender of the Purchase Price of the Common Stock covered by the Option. Payment of the Purchase Price may be made in any of the following ways:

     (a) in United States dollars in cash or by check payable to the Corporation; or

     (b) by delivery of shares of Common Stock of the Corporation already owned by the Optionee, valued at fair market value; or

     (c) by a combination of cash or check and Common Stock as provided in (a) and (b) above; or

     (d) in the discretion of the Corporation, by the issuance by the Optionee of a promissory note, which shall be payable in thirty (30) days and shall bear interest at such rate as shall be determined by the Corporation, which in no event shall be less than the minimum rate required by the provisions of Section 483 of the Code to avoid the imputation of income to such Optionee.

     As soon as practicable after receipt by the Corporation of such notice and of payment in full of the Option price of all the Common Stock with respect to which the Option has been exercised (including interest if payment is made in installments), a certificate or certificates representing such Common Stock shall be issued in the name of the Optionee, and shall be delivered to the Optionee. All Common Stock shall be issued only upon receipt by the Corporation of the Optionee's representation that the shares of Common Stock are purchased for investment and not with a view toward distribution thereof.

     5. Availability of Shares. The Corporation, during the term of this Option, at all times shall keep available the number of shares of Common Stock required to satisfy the Option. Notwithstanding the foregoing, the Corporation shall not be obligated to deliver any Common Stock unless and until, in the opinion of the Corporation's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Common Stock is at the time listed on any securities exchange, unless and until the Common Stock to be delivered has been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of the Common Stock have been approved by the Corporation's counsel.

     6. Adjustments. (a) If prior to the exercise of the Option granted hereunder the Corporation shall have effected one or more stock split-ups, stock dividends, or other increases or reductions of the number of shares of its Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Common Stock subject to the option hereby granted shall (i) if a net increase shall have been effected in the number of outstanding shares of the Corporation's Common Stock, be proportionately increased and the Purchase Price per share of Common Stock shall be proportionately reduced; and (ii) if a net reduction shall have been effected in the number of outstanding shares of the Corporation's Common Stock, be proportionately reduced and the Purchase Price per share of Common Share be proportionately increased.

     (b) In the event the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while any unexercised Options remain outstanding:

     (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, the Optionee shall be entitled, upon exercise of the Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

     (ii) the Corporation may waive any discretionary limitations imposed with respect to the exercise of the Option so that the Option from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Corporation, shall be exercisable in full; or

     (iii) the Option may be canceled by the Corporation as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to the Optionee, and the Optionee shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

     (iv) the Option may be canceled by the Corporation as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to the Optionee and the Optionee shall have the right to exercise the Option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the Option prior to the effective date of such merger, consolidation, liquidation or sale; or

     (v) the Corporation in its discretion may provide for the cancellation of the Option and for the payment to the Optionee of some part or all of the amount by which the value thereof exceeds the payment, if any, which the Optionee would have been required to make to exercise such option.

     (c) Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of shares of Common Stock subject to the Option.

     7.  Restrictions.   The  holder  of  this  Option,  by  acceptance  hereof,
represents and warrants as follows:

     (a) This Option and the right to purchase Common Stock hereunder is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by the rules thereunder. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

     (b) The holder hereof has been advised and understands that the Option has been issued in reliance upon exemptions from registration under the Securities Act and applicable state statutes; the exercise of the Option and resale of the Option and the Common Stock have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Corporation is under no obligation to register the Option or the Common Stock under the Securities Act or the applicable state statutes; in the absence of such registration, the sale of the Option or the Common Stock may be practicably impossible; the Corporation's registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the Option and the Common Stock and any certificate issued upon exercise of the Option representing the Common Stock will bear on its face a legend in substantially the following form restricting the sale of the Common
Stock:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     (c) Prior to one year from the date the Option has been exercised and the Common Stock fully paid for, the Corporation may refuse to transfer the Common Stock unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Corporation or a "no action" letter or interpretive response from the staff of the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such opinion letter or response states that the Common Stock are free of any restrictions under the Securities Act, the Corporation may refuse to transfer the Common Stock to any transferee who does not furnish in writing to the Corporation the same representations and agree to the same conditions with respect to such Common Stock as are set forth herein. Notwithstanding any of the foregoing, the Corporation may refuse to transfer the Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     (d) After one year but prior to two years from the date the incentive Option has been exercised and the Common Stock fully paid for, the Corporation may refuse to transfer the Common Stock unless the holder either (i) meets the requirements of Subparagraph (b) above; or (ii) sells such Common Stock in accordance with Rule 144 and furnishes to the Corporation written assurances of compliance therewith in the form of a copy of the Notice of Form 144 and appropriate letters of compliance from the holder of such Common Stock and the securities broker-dealer to or through which such Common Stock are being sold. No opinion of counsel for the holder of the Common Stock shall be required respecting sales in reliance on Rule 144 pursuant to Clause (ii) of this Subparagraph (d).

     (e) After two years from the date that the Option has been exercised and the Common Stock fully paid for, the Corporation shall, upon the written request of any persons who have held the Common Stock for one year (excluding any tolling period provided for by Rule 144) and who is not, and has not been during the preceding three months, an affiliate of the Corporation, re-issue to such holder in such names and denominations as the holder shall request, one or more certificates for the Common Stock without any restriction whatsoever on their further transfer and cancel any and all stop transfer instructions regarding such Common Stock on the books and records of the Corporation.

     8. Shareholder's Rights. The Optionee shall have no rights as a shareholder with respect to the Common Stock issuable upon exercise of this Option until payment of the Purchase Price and delivery to the Optionee of the Common Stock has been made as provided herein.

     9. Termination of Option. Except as otherwise stated herein, the Option to the extent not heretofore exercised shall terminate upon the first of the following dates to occur:

     (a) In the event the Optionee ceases to be a member of the Board of Directors of the Corporation for any reason other than death or permanent disability, any then unexercised portion of the Option granted to the Optionee shall, to the extent not then vested, immediately terminate and become void; any portion of the Option which is then vested but has not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised, to the extent it is then vested, by the Optionee within 180 days of the date the Optionee ceased to be a member of the Board; and all options shall terminate after such 180 days have expired.

     (b) In the event that the Optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the Option.

     (c)  September  23, 2003,  the fifth  anniversary  of this  Agreement.

     10. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the State of North Carolina. Such construction is vested in the Board of Directors and its construction shall be final and conclusive.

     IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be executed by its proper corporate officers thereunto duly authorized.

                                                FRISBY TECHNOLOGIES, INC.



                                           By:  /s/Gregory S. Frisby
                                                -----------------------------
                                                Gregory S. Frisby, President



                                               /s/David P. Colvin
                                               ------------------------------
                                               Dr. David P. Colvin